UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38905 (Commission File Number)	47-5231247 (IRS Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland	20705
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (240) 399-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure

On June 1, 2026, NextCure, Inc. (“Company”) issued a press release announcing the presentation of a poster containing Phase 1 dose escalation data for its investigational drug candidate SIM0505, such presentation occurring at the American Society for Clinical Oncology 2026 conference (“ASCO 2026”) in Chicago, IL, on June 1, 2026.

A copy of the Company press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and a copy of the ASCO 2026 poster is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On June 1, 2026, Company updated its corporate presentation to reflect pipeline updates and interim phase 1 data from its ongoing clinical trial for SIM0505.  Beginning on June 1, 2026, Company will be engaging with members of the investment community, which may reference these presentation materials.

A copy of the Company presentation materials is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibits 99.1, 99.2, and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 8.01Other Events

On June 1, 2026, Company announced data from its Phase 1 dose escalation study (NCT06792552) evaluating SIM0505 in a multicenter, first in human global study in patients with advanced solid tumors. The reported data were from 59 cancer patients applying a data cutoff of April 07, 2026. Patients in the U.S. (n=25) and China (n=34) received SIM0505 at doses ranging from 1.6 mg/kg to 9.6 mg/kg and were enrolled without preselection for CDH6 expression.

SIM0505 efficacy data for gynecologic cancer patients (consisting of ovarian cancer patients and uterine serous carcinoma (“USC”) patients) in dose cohorts in the range of 4.8 – 8.0 mg/kg and who have had a minimum 12 weeks of follow-up as of the April 7, 2026 data cut off (n=20) are reported in the table below.  All percentages reflect objective response rate (“ORR”) as determined using best response according to RECIST v1.1 criteria.

Patient Group	ORR*
All gynecologic patients (n=20)	55% (11/20)
• Ovarian cancer (n=17)	52.9% (9/17)
• USC (n=3)	66.7% (2/3)

*Reported for patients within therapeutic SIM0505 dose cohorts of 4.8 - 8.0 mg/kg who had a minimum 12 weeks of follow-up at the April 7, 2026 data cut-off, and were determined by best response according to RECIST 1.1 criteria. Of the nine (9) ovarian patients with PR, there was one unconfirmed PR and one PR pending confirmation at next follow-up scan.

SIM0505 safety data for all patients (n=59) were as follows. No primary prophylaxis for hematological toxicities was used. The observed Grade 1 and Grade 2 treatment emergent adverse events (“TEAEs”) were predominantly hematological, nausea and vomiting. TEAEs leading to dose reduction (n=12) were predominantly hematological (4.8 – 9.6 mg/kg) and the majority occurring at 8.0 mg/kg, with nonhematological events including fatigue, dyspnoea, and nausea/vomiting (n=1 each). Observed Grade 3 and 4 TEAEs were predominantly hematological and manageable without primary prophylaxis for hematological toxicities. Treatment related adverse events (“TRAEs”) requiring dose discontinuation (n=3) were Grade 2 interstitial lung disease (“ILD”) and Grade 3 fungal pneumonia (both at 6.4 mg/kg), and Grade 4 thrombocytopenia (at 9.6 mg/kg). Adverse Events of Special Interest (“AESI”) were pneumonitis (n=1, Grade 1 at 5.6 mg/kg), and ILD (n=1, Grade 2 at 6.4 mg/kg).

Patient demographics data for all patients (n=59) were as reported in the table below:

All Patients
Baseline Characteristics	(n=59)
Age, years: median (range)	58 (42-78)
Sex, %: Male/Female	3.4%/96.6%
Race, n (%)
Asian	34 (57.6%)
Black or African American	3 (5.1%)
White	20 (33.9%)
Other	2 (3.4%)
Tumor Type, n (%)
Ovarian	46 (78.0%)
USC/other endometrial	10 (16.9%)
Renal cell carcinoma (RCC)	3 (5.1%)
ECOG performance status, n (%)
0	16 (27.1%)
1	43 (72.9%)
Prior systemic anti-cancer regimen: median (range)	5 (1-12)

On June 1, 2026, Company announced that it believes that its existing cash, cash equivalents and marketable securities will be sufficient to fund its planned operations into the first quarter of 2027. Company based this estimate on assumptions that may prove to be incorrect, and it could exhaust its available capital resources sooner than it currently expects.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Press Release issued by NextCure, Inc. dated June 1, 2026

99.2 ASCO 2026 Poster dated June 1, 2026

99.3 NextCure, Inc. Presentation dated June 1, 2026

104 Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November
Dated: June 1, 2026	NEXTCURE, INC.

	By:	/s/ Steven P. Cobourn
	Name:	Steven P. Cobourn
	Title:	Chief Financial Officer